UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 31, 2012

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)  On July 31, 2012,  the Board of Directors (the “Board”) of Kodiak Oil & Gas Corp. (the “Company”) approved a new Code of Business Conduct and Ethics (the “Code of Ethics”) as part of its regular review of the Company’s corporate governance practices.  The Code of Ethics applies to all directors, officers and employees of the Company and any and all of its subsidiaries.  The new Code of Ethics supersedes the Company’s prior Code of Business Conduct and Ethics and covers topics such as compliance with laws, confidentiality, use of Company property, accuracy of financial reporting, fair and ethical business dealings, equal employment opportunity, protection of the environment, health and safety in the workplace, and conflicts of interest, among others.  The new Code of Ethics is substantially similar to the prior version in scope and coverage but was reorganized and revised to clarify and elaborate upon the responsibilities covered by the Code of Ethics.

The foregoing description of the amendments to the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Kodiak Oil & Gas Corp. dated July 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: August 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Kodiak Oil & Gas Corp. dated July 31, 2012.